UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2016
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LIFEVANTAGE CORPORATION (Exact name of registrant as specified in its charter)
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Colorado	001-35647	90-0224471
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9785 S. Monroe Street, Suite 300, Sandy, UT 84070
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (801) 432-9000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On November 15, 2016, LifeVantage Corporation (the “Company”) received a notice (the “Notice”) from The NASDAQ Stock Market LLC (“NASDAQ”) stating that because it has not received the Company’s Form 10-Q for the period ended September 30, 2016, and because the Company remains delinquent in filing its Form 10-K for the fiscal year ended June 30, 2016 (the "Initial Delinquent Filing"), the Company does not comply with NASDAQ Listing Rule 5250(c)(1). NASDAQ Listing Rule 5250(c)(1) requires listed companies to timely file all required periodic financial reports with the Securities and Exchange Commission.
In accordance with NASDAQ's previous letter dated September 29, 2016, the Company has until November 28, 2016 to submit a plan to regain compliance with respect to these delinquent reports. If NASDAQ accepts the Company's plan, then NASDAQ may grant the Company up to 180 days from the due date of the Initial Delinquent Filing, or until March 27, 2017, to regain compliance. If NASDAQ does not accept the Company's plan, then the Company will have the opportunity to appeal that decision to a NASDAQ Hearings Panel.
On November 18, 2016, the Company issued a press release announcing its receipt of the Notice. A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

Exhibit	Description

99.1	Press Release dated November 18, 2016

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 18, 2016	LIFEVANTAGE CORPORATION By: /s/ Beatryx Washington Name: Beatryx Washington Title: Senior Vice President of Legal Affairs